                                                                     Exhibit 4.3

Number 1                                                    _____________ Shares

Cusip # _____________                                    See reverse for Certain
                                                    Definitions and Restrictions

                         RECKSON ASSOCIATES REALTY CORP.
       a Corporation Incorporated Under the Laws of the State of Maryland

THIS CERTIFIES THAT

is the owner of

fully paid and nonassessable shares of CLASS B EXCHANGEABLE COMMON STOCK, par value $0.01 per share, of

                         RECKSON ASSOCIATES REALTY CORP.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and the By-laws of the Corporation and any amendments or restatements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:                        , 1999

Countersigned and Registered:

Transfer Agent and Registrar:
                                                  ----------------------------
                                                  Gregg Rechler, Secretary

By:
   ----------------------------                   ----------------------------
      Authorized signatory                        Scott H. Rechler, President

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                         Reckson Associates Realty Corp.
                         -------------------------------

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which, including restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent. All capitalized terms in this legend have the meanings defined in the Charter.

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own any shares of Class B Common such that such Person would Beneficially Own or Constructively Own Common Equity in excess of 9% in value of the aggregate of the outstanding shares of Common Equity of the Corporation. Any Person who acquires or attempts to acquire or Beneficially Owns or Constructively Owns shares of Class B Common in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Class B Excess Common would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class B Excess Common which will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

The Corporation will furnish without charge to each stockholder who so requests a description of the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each class of capital stock or series thereof which the corporation is authorized to issue. Such request should be directed to the office of the Secretary of the Corporation.

                        ---------------------------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO
                   THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                        ---------------------------------

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common    UNIF GIFT MIN ACT__________ (Custodian)_________
                                                  Custodian             (Minor)
TEN ENT-as tenants by the       under Uniform Gifts to Minors Act of____________
        entireties                                                     (State)
JT TEN-as joint tenants with right
       of survivorship and not as
       tenants in common

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE__________________________________________________

________________________________________________________________________________

________________________________________________________________________________
  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

____________________________ shares of Class B Exchangeable Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said shares of Class B Exchangeable Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated:  _______________________

                          Signature:
                                    -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


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